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Exhibit 4.5

HAGGAR CORP.
2003 LONG TERM INCENTIVE PLAN

        1.    Purpose

        The HAGGAR CORP. 2003 LONG TERM INCENTIVE PLAN (the "2003 Plan") has been established by HAGGAR CORP. (the "Corporation") to:

          (a)  Attract and retain key executive and managerial employees;

          (b)  Motivate participating employees, by means of appropriate incentives, to achieve long-range goals;

          (c)  Attract and retain well-qualified individuals to serve as members of the Corporation's Board of Directors (the "Board");

          (d)  Provide incentive compensation opportunities that are competitive with those of other corporations; and

          (e)  Further identify the interests of directors and eligible employees with those of the Corporation's other stockholders through compensation alternatives based on the Corporation's Common Stock;

and thereby promote the long-term financial interest of the Corporation and its subsidiaries, including the growth in value of the Corporation's equity and enhancement of long-term stockholder return.

        2.    Scope

        Awards under the 2003 Plan may be granted in the form of (a) incentive stock options ("incentive stock options") as provided in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (b) non-qualified stock options ("non-qualified options") (unless otherwise indicated, references in the 2003 Plan to "options" include incentive stock options and non-qualified options), (c) shares of the Common Stock of the Corporation (the "Common Stock") that are restricted as provided in paragraph 12 hereof ("restricted shares"), or (d) units valued based upon the long-term performance of the Corporation as determined pursuant to paragraph 13 hereof ("performance units"). Options may be accompanied by stock appreciation rights ("rights"). Rights may also be granted without accompanying options. The maximum aggregate number of shares of Common Stock with respect to which options and restricted shares, and rights granted without accompanying options, may be granted from time to time under the 2003 Plan shall be 575,000 shares (subject to adjustment as described in paragraph 17 hereof). Shares of Common Stock with respect to which awards are granted may be, in whole or in part, authorized and unissued shares, authorized and issued shares held in the treasury of the Corporation, or issued shares reacquired by the Corporation, as the Board shall from time to time determine. If for any reason (other than the surrender of options or Deemed Options (as defined in paragraph 9(b)) upon exercise of rights as provided in paragraph 9 hereof) any shares as to which an option has been granted cease to be subject to purchase thereunder, or any restricted shares are forfeited to the Corporation, or any right issued without accompanying options terminates or expires without being exercised, then the shares in respect of which such option or right was granted, or which relate to such restricted shares, shall become available for subsequent awards under the 2003 Plan; provided, however, that such shares shall count against any calendar year limitation on the number of shares which may relate to awards as set forth in paragraph 16.

        3.    Effective Date

        The 2003 Plan shall become effective on the calendar day immediately following the date the 2003 Plan is approved by the stockholders of the Corporation. If the 2003 Plan is approved by the stockholders of the Corporation, it shall terminate on the fifth anniversary of its effective date.

        4.    Administration

          (a)  The 2003 Plan shall be administered, construed and interpreted solely by the Compensation Committee, or any successor thereto, of the Board (the "Committee"). Unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be (i) a "nonemployee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and (ii) an "outside director" as defined under Section 162(m) of the Code, unless administration of this Plan by "outside directors" is not then required in order to qualify for tax deductibility under Section 162(m) of the Code.

          (b)  Subject to the express provisions of Rule 16b-3 promulgated under the 1934 Act and Treasury regulation §1.162-27, the Committee shall have plenary authority in its sole discretion, and subject to the express provisions of the 2003 Plan, to grant options, to determine the purchase price of the Common Stock covered by each option (the "exercise price"), the term of each option, the employees to whom, and the time or times at which, options shall be granted and the number of shares to be covered by each option; to designate options as incentive stock options or non-qualified options and to determine which options shall be accompanied by rights; to grant rights without accompanying options; to determine the employees to whom and the time or times at which such rights shall be granted and the exercise price, term, and number of shares of Common Stock covered by any Deemed Option corresponding thereto; to grant restricted shares and performance units and to determine the term of the restricted period and appropriate long-term objectives and other conditions applicable to such restricted shares or performance units, the employees to whom and the time or times at which restricted shares or performance units shall be granted and the number of restricted shares or performance units to be covered by each grant; to interpret the 2003 Plan; to prescribe, amend and rescind rules and regulations relating to the 2003 Plan; to determine the terms and provisions of the option agreements, and the right, restricted share and performance unit agreements entered into in connection with awards under the 2003 Plan; to prepare and distribute in such manner as the Committee determines to be appropriate information concerning the 2003 Plan, and to make all other determinations deemed necessary or advisable for the administration of the 2003 Plan. The Committee may delegate to one (1) or more of its members or to one (1) or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the 2003 Plan; provided, however, that the Committee shall not delegate its authority to construe and interpret the 2003 Plan, to determine which employees may participate in the 2003 Plan, or its authority to make grants of options, restricted shares, performance units and rights or any authority which pertains to awards granted to persons subject to Section 16(b) of the 1934 Act or Section 162(m) of the Code.

          (c)  Subject to the express provisions of Rule 16b-3 promulgated under the 1934 Act and Treasury regulation §1.162-27, the Committee may adopt such rules as it deems necessary, desirable or appropriate. The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as chairman, appoint a secretary (who may or may not be a Committee member, as the case may be) and advise the Board of such actions. The secretary shall keep a record of all minutes and forward all necessary communications to the Corporation. A majority of the Committee shall constitute a quorum. All decisions of the

  Committee shall be made by a vote of not less than a majority of the Committee members present at a meeting of the Committee at which a quorum is present or by a written consent signed by all of the members of the Committee. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act in accordance with the preceding sentence, registers his dissent in writing delivered to the other Committee members and to the Board, shall not be responsible for any such action or failure to act.

          (d)  All usual and reasonable expenses of the Committee shall be paid by the Corporation, and no member shall receive compensation with respect to his services for the Committee except as may be authorized by the Board. The Committee may employ attorneys, consultants, accountants or other persons, and the Committee, the Corporation and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all employees who have received awards, the Corporation and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the 2003 Plan or awards made thereunder, and the Corporation shall indemnify and hold harmless each member of the Committee against all loss, cost, expenses or damages, occasioned by any act or omission to act in connection with any such action, determination or interpretation under or of the 2003 Plan, consistent with the Corporation's articles of incorporation and bylaws.

          (e)  Subject to such limitations or restrictions as may be imposed by the Code or other applicable law, the Committee may grant to an employee who has been granted an award under the 2003 Plan or any other benefit plan maintained by the Corporation or any of its subsidiaries, or any predecessor or successor thereto, in exchange for the surrender and cancellation of such prior award, a new award with such terms and conditions as the Committee may deem appropriate and consistent with the provisions of the 2003 Plan.

          (f)    At any time that a member of the Committee is not a "qualified member," which shall mean a member who is (i) a "non-employee director" within the meaning of Rule 16b-3(b)(3) promulgated under the 1934 Act and (ii) an "outside director" within the meaning of Treasury regulation §1.162-27, any action of the Committee relating to an award granted or to be granted to an employee who is then subject to Section 16 of the 1934 Act in respect of the Corporation, or relating to an award intended by the Committee to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code and regulations thereunder, may be taken either (A) by a subcommittee, designated by the Committee, composed solely of two or more qualified members, or (B) by the Committee but with each such member who is not a qualified member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more qualified members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-qualified member(s), shall be the action of the Committee for purposes of this Plan. Any action of the Committee shall be final, conclusive and binding on all persons.

          (g)  Notwithstanding the powers of the Committee set forth in this paragraph 4, no award may be repriced, replaced, regranted through cancellation, or modified without approval of the Corporation's stockholders (except in connection with a change in the Corporation's capitalization as described in paragraph 17) if the effect would be to reduce the exercise price for the shares of Common Stock underlying such award.

        5.    Eligibility Factors To Be Considered in Granting Awards

          (a)  Awards shall be granted only to persons who are employees of the Corporation or one (1) or more of its subsidiaries (as defined below) or directors of the Corporation who are not employees of the Corporation ("nonemployee directors"). In determining the individuals to whom awards shall be granted, the number of shares of Common Stock with respect to which each award shall be granted, the number of performance units granted by each award, and the terms and conditions of each award, the Committee shall take into account the nature of the individual's duties, his or her present and potential contributions to the growth and success of the Corporation, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the 2003 Plan.

          (b)  For purposes of the 2003 Plan, the term "subsidiary" means any corporation (other than the Corporation) or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Corporation. For purposes of the 2003 Plan, the term "affiliate" shall have the same meaning as in Rule 12b-2 promulgated under the 1934 Act.

          (c)  Unless a different meaning is indicated or required by the context and except in the case of application of paragraph 10, the term "employee" as used in the Plan shall include a nonemployee director of the Corporation, and the term "employed" or "employment" shall include service by a nonemployee director as a member of the Board.

        6.    Option Price; Fair Market Value

        The per share exercise price of each option for shares of Common Stock shall be determined by the Committee, but in no event shall be less than the Fair Market Value per Share on the date the option is granted. For purposes of the 2003 Plan, the term "Fair Market Value per Share" as of any date shall mean for shares of Common Stock with respect to which restricted shares, options and rights shall be granted, the closing price of the Common Stock on such date (or if there are no sales on such date, on the next preceding date on which there were sales), as reported on the New York Stock Exchange Composite Tape, or if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system for the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, the closing price of the Common Stock as reported on the National Market System of the National Association of Securities Dealers, Inc Automated Quotation System ("NASDAQ"), or if the Common Stock is not listed or admitted to trading on the NASDAQ National Market System, the last quoted sales price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ System or such other system as may then be in use, or if the Common Stock is not reported on any such system and is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board, or if no such market maker is making a market in the Common Stock, the fair value of the Common Stock as determined in good faith by the Board; provided, however, that in any event the Fair Market Value per Share shall be appropriately adjusted to reflect events described in paragraph 17 hereof. The Committee shall determine the date on which an option is granted, provided that such date is consistent with the Code and any applicable rules or regulations thereunder; in the absence of such determination, the date on which the Committee adopts a resolution granting an option shall be considered the date on which such option is granted, provided the employee to whom the option is granted is promptly notified of the grant and a written option agreement is duly executed as of the date of the resolution. The exercise price so determined shall also be applicable in connection with the exercise of any related right.

        7.    Term of Options

        The term of each option granted under the 2003 Plan shall be as the Committee shall determine, but in no event shall any option have a term of more than 10 years from the date of grant, subject to earlier termination as provided in paragraphs 14 and 15 hereof. If the holder of an incentive stock option owns, at the time the incentive stock option is granted, stock of the Corporation possessing more than 10% of the combined voting power of all classes of stock of the Corporation or any subsidiary, the term of such incentive stock option shall not exceed five (5) years from the date of grant.

        8.    Exercise of Options

          (a)  Subject to the provisions of the 2003 Plan and unless otherwise provided in the option agreement, an option granted under the 2003 Plan shall become 100% vested at the earliest of (i) the employee's retirement from employment at or after Retirement Age (as defined in paragraph 14 hereof), or (ii) the employee's death or total and permanent disability (as defined in paragraph 15 hereof), or (iii) a Change in Control (as defined in paragraph 22 hereof). Prior to becoming 100% vested, each option shall become exercisable in such cumulative installments and upon such events as the Committee may determine in its sole discretion. The Committee may also, in its sole discretion, accelerate the exercisability of any option or installment thereof at any time.

          (b)  An option may be exercised at any time or from time to time (subject, in the case of an incentive stock option, to such restrictions as may be imposed by the Code), as to any or all full shares of Common Stock as to which the option has become exercisable; provided, however, that an option shall not be exercised at any time as to less than 100 shares (or less than the number of full shares of Common Stock as to which the option is then exercisable, if that number is less than 100 shares).

          (c)  At the time of exercise of any option, the per share exercise price of such option shall be paid in full for each share of Common Stock with respect to which such option is exercised. Payment may be made in cash or, with the approval of the Committee, in shares of the Common Stock, valued at the Fair Market Value per Share on the date of exercise. An option holder may also make payment at the time of exercise of an option, with the approval of the Committee, by delivering to the Corporation a properly executed exercise notice together with irrevocable instructions to a broker approved by the Corporation, that upon such broker's sale of shares with respect to which such option is exercised, it is to deliver promptly to the Corporation the amount of sale proceeds necessary to satisfy the option exercise price and any required withholding taxes; provided, however, that the right to facilitate an option exercise by the use of a broker transaction shall, for individuals subject to Section 16 of the 1934 Act and members of the Board, be available only to the extent allowed pursuant to the Sarbanes-Oxley Act of 2002 and applicable rules and regulations of the Securities and Exchange Commission.

          (d)  Upon the exercise of an option or portion thereof in accordance with the 2003 Plan, the option agreement and such rules and regulations as may be established by the Committee, the holder thereof shall have the rights of a stockholder with respect to the Common Stock issued as a result of such exercise.

        9.    Award and Exercise of Rights

          (a)  The Committee may grant a right as a primary right or an additional right (each as described in this paragraph 9) in the manner set forth in this paragraph 9. A right granted in connection with an option must be granted at the time the option is granted. Each right shall be subject to the same terms and conditions as the related option or Deemed Option (as described in paragraph 9(b)) and shall be exercisable only to the extent the option or Deemed Option is exercisable, without regard to whether the option or Deemed Option has been held for six months.

          (b)  A primary right may be awarded by the Committee either alone or in connection with any option granted under the 2003 Plan. Each primary right granted without a corresponding option shall nevertheless be deemed for certain purposes described in this paragraph 9 to have been accompanied by an option (a "Deemed Option"). A Deemed Option shall have no value, and no shares of Common Stock (or other consideration) shall be delivered upon exercise thereof, but such Deemed Option shall serve solely to establish the terms and conditions of the corresponding primary right. At the time of grant of a primary right not granted in connection with an option, the Committee shall set forth the terms and conditions of the corresponding Deemed Option. The terms and conditions of such Deemed Option shall include all terms and conditions that at the time of grant are required, and, in the discretion of the Committee, may include any additional terms and conditions that at such time are permitted, to be included in options granted under the 2003 Plan. A primary right shall entitle the employee to surrender unexercised the related option or Deemed Option (or any portion or portions thereof that the employee determines to surrender) and to receive in exchange, subject to the provisions of the 2003 Plan and such rules and regulations as from time to time may be established by the Committee, a payment having an aggregate value equal to (i) the excess of (A) the Fair Market Value per Share on the exercise date over (B) the per share exercise price of the option or Deemed Option, multiplied by (ii) the number of shares of Common Stock subject to the option, Deemed Option or portion thereof that is surrendered. Surrender of an option or Deemed Option or portion thereof in exchange for a payment as described in this paragraph is referred to as the "exercise of a primary right." Upon exercise of a primary right, payment shall be made in the form of cash, shares of Common Stock, or a combination thereof, as elected by the employee. Shares of Common Stock paid upon exercise of a primary right will be valued at the Fair Market Value per Share on the exercise date. Cash will be paid in lieu of any fractional share of Common Stock based upon the Fair Market Value per Share on the exercise date. Subject to paragraph 19 hereof, no payment will be required from the employee upon exercise of a primary right.

          (c)  An additional right may be awarded by the Committee in connection with any option granted under the 2003 Plan. An additional right shall entitle the employee to receive, upon the exercise of a related option, a cash payment equal to (i) the product determined by multiplying (A) the excess of (x) the Fair Market Value per Share on the date of exercise of the related option over (y) the option price per share at which such option is exercisable by (B) the number of shares of Common Stock with respect to which the related option is being exercised, multiplied by (ii) a percentage factor (which may be any percentage factor equal to or greater than 10% and equal to or less than 100%) as determined by the Committee at the time of the grant of such additional right or as determined in accordance with a formula for determination of such percentage factor established by the Committee at the time of the grant of such additional right. If no percentage factor or formula is otherwise specified by the Committee at the time of grant of such additional right, the percentage factor shall be deemed to be 100%. The Committee at any time, or from time to time, after the time of grant may in its discretion increase such percentage factor (or amend such formula so as to increase such factor) to not more than 100%.

          (d)  Upon exercise of a primary right, the number of shares of Common Stock subject to exercise under the related option or Deemed Option shall automatically be reduced by the number of shares of Common Stock represented by the option, Deemed Option or portion thereof surrendered. Shares of Common Stock subject to options, Deemed Options or portions thereof surrendered upon the exercise of rights shall not be available for subsequent awards under the 2003 Plan.

          (e)  If neither the right nor, in the case of a right (whether primary or additional) with a related option, the related option, is exercised before the end of the day on which the right ceases to be exercisable, such right shall be deemed exercised as of such date and, subject to paragraph 19 hereof, a payment in the amount prescribed by paragraph 9(b) or paragraph 9(c), as the case may be, shall be paid to the employee in cash.

        10.    Incentive Stock Options

          (a)  The Committee shall designate the employees to whom incentive stock options, as described in Section 422 of the Code or any successor section thereto, are to be awarded under the 2003 Plan and shall determine the number of shares of Common Stock to be covered by each incentive stock option. Incentive stock options shall be awarded only to employees of the Corporation or of its corporate subsidiaries, and nonemployee directors shall not be eligible to receive awards of incentive stock options. In no event shall the aggregate Fair Market Value Per Share of all Common Stock (determined at the time the option is awarded) with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year (under all plans of the Corporation and its subsidiaries) exceed $100,000.

          (b)  The purchase price of a share of Common Stock under each incentive stock option shall be determined by the Committee; provided, however, that in no event shall such price be less than 100% of the Fair Market Value Per Share as of the date of grant (or 110% of such Fair Market Value Per Share if the holder of the incentive stock option owns stock of the Corporation possessing more than 10% of the combined voting power of all classes of stock of the Corporation or any subsidiary).

          (c)  Except as provided in paragraphs 14 and 15 hereof, no incentive stock option shall be exercised at any time unless the holder thereof is then an employee of the Corporation or one of its subsidiaries. For this purpose, "subsidiary" shall include an entity that becomes a subsidiary after the grant of an incentive stock option and which subsequently employs the grantee as long as the grantee was, from the date of grant of the incentive stock option until the date of transfer to the new subsidiary, an employee of either the Corporation or a subsidiary of the Corporation.

          (d)  In the event of amendments to the Code or applicable rules or regulations relating to incentive stock options subsequent to the date hereof, the Corporation shall amend the provisions of the 2003 Plan, and the Corporation and the employees holding such incentive stock options shall agree to amend outstanding option agreements to conform to such amendments.

        11.    Transferability of Awards

          (a)  The Committee may, in its discretion, permit a holder of an award, other than an incentive stock option, to transfer all or any portion of the award, or authorize all or a portion of such award granted to be on terms which permit transfer by such holder; provided that, in either case, the transferee or transferees must be any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the original holder of the award (the "original holder"), any person sharing the original holder's household (other than a tenant or employee of the Corporation), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the original holder) control the management of assets, and any other entity in which these persons (or the original holder) own more than fifty percent of the voting interests (collectively, "permitted transferees"); provided further that, (i) there may be no consideration for any such transfer and (ii) subsequent transfers of awards transferred as provided above shall be prohibited except subsequent transfers back to the original holder and transfers to other permitted transferees of the original holder.

          (b)  An award may, in the Committee's discretion, be transferred to a permitted transferee, pursuant to a domestic relations order entered or approved by a court of competent jurisdiction only upon delivery to the Corporation of written notice of such transfer and a certified copy of such order.

          (c)  Notwithstanding anything to the contrary in this paragraph 11, an incentive stock option shall not be transferable other than by will or the laws of descent and distribution. Except as expressly permitted by paragraph 11(a) and paragraph 11(b), awards shall not be transferable other than by will or the laws of descent and distribution.

          (d)  Following the transfer of any award as contemplated by this paragraph 11, such award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the provisions of the award relating to exercisability shall continue to be applied with respect to the original holder and, following the occurrence of any such events described therein the award shall be exercisable by the permitted transferee, the recipient under a qualified domestic relations order, the estate or heirs of a deceased award holder, or other transferee, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.

          (e)  Any award holder desiring to transfer an award as permitted under this paragraph 11 shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if it may not be made in compliance with all applicable federal, state and foreign securities laws.

          (f)    To the extent the issuance to any permitted transferee of any shares of Common Stock issuable pursuant to awards transferred as permitted in this paragraph 11 is not registered pursuant to the effective registration statement of the Corporation generally covering the shares to be issued pursuant to the 2003 Plan, the Corporation shall not have any obligation to register the issuance of any such shares of Common Stock to any such transferee.

        12.    Award and Delivery of Restricted Shares

          (a)  At the time an award of restricted shares is made, the Committee shall establish a period or periods of time (each a "Restricted Period") applicable to such award that shall not be more than 10 years. Each award of restricted shares may have a different Restricted Period or Restricted Periods. The Committee may, in its sole discretion, at the time an award is made, provide for the incremental lapse of Restricted Periods with respect to a portion or portions of the restricted shares awarded, and for the lapse or termination of restrictions upon all or any portion of the restricted shares upon the satisfaction of other conditions in addition to or other than the expiration of the applicable Restricted Period. The Committee may also, in its sole discretion, shorten or terminate a Restricted Period or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the restricted shares. Notwithstanding the foregoing, all restrictions shall lapse or terminate with respect to all restricted shares upon the earliest of (i) the employee's retirement from employment at or after Retirement Age (as defined in paragraph 14 hereof), or (ii) the employee's death or total and permanent disability (as defined in paragraph 15 hereof), or (iii) a Change in Control (as defined in paragraph 22 hereof).

          (b)  At the time a grant of restricted shares is made to an employee, a stock certificate representing a number of shares of Common Stock equal to the number of such restricted shares shall be registered in the employee's name but shall be held in custody by the Corporation for such employee's account. The employee shall generally have the rights and privileges of a stockholder as to such restricted shares, including, without limitation, the right to vote such restricted shares, except that, subject to the earlier lapse or termination of restrictions as herein provided, the following restrictions shall apply: (i) the employee shall not be entitled to delivery of the stock certificate evidencing restricted shares until the expiration or termination of the Restricted Period applicable to such shares and the satisfaction of any other conditions prescribed by the Committee; (ii) none of the shares then subject to a Restricted Period shall be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period applicable to such shares and until the satisfaction of any other conditions prescribed by the Committee; and (iii) all of the shares then subject to a Restricted Period shall be forfeited and all rights of the employee to such restricted shares shall terminate without further obligation on the part of the Corporation if the employee ceases to be an employee of the Corporation or any of its subsidiaries before the expiration or termination of such Restricted Period and the satisfaction of any other conditions prescribed by the Committee applicable to such restricted shares. Dividends in respect of restricted shares shall be currently paid; provided, however, that in lieu of paying currently a dividend of shares of Common Stock in respect of restricted shares, the Committee may, in its sole discretion, register in the name of an employee a stock certificate representing such shares of Common Stock issued as a dividend in respect of restricted shares, and may cause the Corporation to hold such certificate in custody for the employee's account subject to the same terms and conditions as such restricted shares. Upon the forfeiture of any restricted shares, such forfeited restricted shares shall be transferred to the Corporation without further action by the employee. The employee shall have the same rights and privileges, and be subject to the same restrictions, with respect to any shares received pursuant to paragraph 17 hereof.

          (c)  Upon the expiration or termination of the Restricted Period applicable to such shares and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided for herein, the restrictions applicable to the shares subject to such Restricted Period shall lapse and a certificate for a number of shares of Common Stock equal to the number of restricted shares with respect to which the restrictions have expired or terminated shall be delivered, free of all such restrictions, except any that may be imposed by law, to the employee or the employee's Beneficiary (as defined in paragraph 14(c)). The Corporation shall not be required to deliver any fractional share of Common Stock but shall pay to the employee or the employee's Beneficiary, in lieu thereof, the product of (i) the Fair Market Value per Share (determined as of the date the restrictions expire or terminate), and (ii) the fraction of a share to which such employee would otherwise be entitled. Subject to paragraph 19 hereof, no payment will be required from the employee upon the issuance or delivery of any Common Stock upon the expiration or termination of a Restricted Period with respect to restricted shares.

        13.    Award of Performance Units

          (a)  At the time an award of performance units is made, the Committee shall prescribe a range of long-term financial or other performance objectives, including minimum, maximum and target objectives of the Corporation ("long-term objectives") during the Incentive Period (as defined in paragraph 13(c) hereof) applicable to such performance units, and shall determine a range of dollar values of each performance unit associated with such range of long-term earnings objectives. If the minimum long-term objective prescribed by the Committee for any performance unit is not achieved or exceeded, then such performance unit shall have no value and no amount shall be payable with respect thereto. If such minimum long-term objective is achieved or exceeded, then the dollar value of all performance units to be paid with respect thereto shall be based upon the level of long-term objective achieved, subject to any maximum performance unit value imposed by the Committee. If during the course of an Incentive Period there shall occur significant events that were not foreseen in establishing the minimum long-term objective for such Incentive Period and which the Committee, in its discretion, with the advice of the Corporation's independent auditors, expects to have a substantial effect on such objective during such Incentive Period, the Committee may revise such objective.

          (b)  Any employee who is an employee of the Corporation or a subsidiary as of the Valuation Date (as defined in paragraph 13(c)) with respect to performance units that have been previously awarded to him, shall, if the minimum long-term objective specified in paragraph 13(a) is met, be eligible to receive a cash award equal to the value of such performance units determined pursuant to such paragraph 13(a) as of the Valuation Date applicable thereto. Payment of such cash award shall be made as soon as practicable following the last day of the calendar year in which occurs the Valuation Date of such performance units. Except as otherwise provided in paragraph 14 hereof, any performance units awarded to an employee during his employment period for which the Incentive Period has not ended shall be forfeited upon the date such employment terminates, and he shall not be entitled to any payment in respect thereof.

          (c)  For purposes of the 2003 Plan,

              (i)  The "Incentive Period" with respect to a performance unit shall be a period beginning on the date such performance unit is granted and lasting for such period, not shorter than three (3) years nor longer than 10 years, as the Committee shall designate.

            (ii)  The "Valuation Date" means the earlier of (x) the last day of the Incentive Period for a performance unit, or (y) the day preceding a Change in Control (as defined in paragraph 22 hereof).

        14.    Termination of Employment

          (a)  Unless otherwise determined by the Committee, in the event that the employment of an employee to whom an option or right has been granted under the 2003 Plan shall be terminated (except as set forth in paragraph 15 hereof), such option or right may, subject to the provisions of the 2003 Plan, be exercised (to the extent that the employee was entitled to do so at the termination of his employment) at any time within three (3) months after such termination or, in the case of a nonemployee director who ceases to serve as a member of the Board or an employee whose termination results from retirement from employment at or after the attainment of age 65 (the "Retirement Age"), within five (5) years after such cessation of service or termination, but in no event later than the date on which the option or right expires; provided, however, that, unless otherwise determined by the Committee, any option or right held by an employee whose employment is terminated for cause (as determined by the Board in its sole discretion) or an employee who leaves the employ of the Corporation voluntarily shall, to the extent not theretofore exercised, terminate upon the date of termination of employment; and provided further, however, that (except as set forth in paragraph 15 hereof) no incentive stock option may be exercised more than three (3) months after the employee's termination of employment.

          (b)  Unless otherwise determined by the Committee, if an employee to whom restricted shares have been granted ceases to be an employee of the Corporation or of a subsidiary prior to the end of the Restricted Period applicable to such shares and the satisfaction of any other conditions prescribed by the Committee for any reason other than death, total and permanent disability (as defined in paragraph 15 hereof), or retirement from employment at or after the Retirement Age, the employee shall immediately forfeit all shares then subject to such Restricted Period.

          (c)  Unless otherwise determined by the Committee, if an employee to whom performance units have been granted ceases to be an employee of the Corporation or of a subsidiary prior to the end of the Incentive Period with respect to such performance units for any reason other than death, total and permanent disability or retirement from employment at or after the Retirement Age, the employee shall immediately forfeit all such performance units. If an employee to whom performance units have been granted terminates employment by reason of retirement on or after the Retirement Age, total and permanent disability or death, he shall, if the minimum long-term objectives specified in paragraph 13(a) hereof are met, be eligible to receive a cash award equal to the value of such performance units, determined pursuant to paragraph 13(a) and payable as soon as practicable following the last day of the calendar year in which occurs the Valuation Date of such performance units. If the employee terminates employment due to his death or if an employee who retires from employment on or after his Retirement Age or terminated employment due to total and permanent disability dies prior to receipt of any such payment, then his designated Beneficiary shall, if the minimum long-term objectives specified in paragraph 13(a) are met, be entitled to receive a cash award equal to the value of such performance units, determined pursuant to such paragraph 13(a), and payable as soon as practicable following the last day of the calendar year in which occurs the Valuation Date of such performance units. In the event that the person designated by the employee as his Beneficiary shall not be living at the time, or if no designation has been made, then the payment of such cash award shall be made to the estate of the employee. An employee's "Beneficiary" is a person or persons (natural or otherwise) designated by such employee, pursuant to a written instrument executed by such employee and filed with the Committee, to receive any benefits payable hereunder in the event of such employee's death.

          (d)  Awards granted under the 2003 Plan shall not be affected by any change of duties or position so long as the holder continues to be an employee of the Corporation or any subsidiary thereof. Any option or right, restricted share or performance unit agreement, and any rules and regulations relating to the 2003 Plan, may contain such provisions as the Committee shall approve with reference to the determination of the date employment terminates and the effect of leaves of absence. Any such rules and regulations with reference to any award agreement shall be consistent with the provisions of the Code and any applicable rules and regulations thereunder. Nothing in the 2003 Plan or in any award granted pursuant to the 2003 Plan shall confer upon any employee any right to continue in the employ of the Corporation or any subsidiary or interfere in any way with the right of the Corporation or any subsidiary to terminate such employment at any time.

        15.    Death or Total and Permanent Disability of Employee

        If an employee to whom an option or right has been granted under the 2003 Plan shall die or suffer a total and permanent disability while employed by the Corporation or a subsidiary, such option or right may be exercised, to the extent that the employee was entitled to do so at the termination of employment (including by reason of death or total and permanent disability), as set forth herein by the employee, legal guardian of the employee (unless such exercise would disqualify an option as an incentive stock option), a legatee or legatees of the employee under the employee's last will, or by the employee's personal representatives or distributees, whichever is applicable, at any time within one (1) year after the date of the employee's death or total and permanent disability, but in no event later than the date on which the option or right terminates. Notwithstanding the above, if an employee who terminates employment by reason of total and permanent disability shall die, a legatee or legatees of such employee under the employee's last will, or the executor of such employee's estate, shall only have the right to exercise such option or right, to the extent that the employee was entitled to do so at the termination of employment, during the period ending one (1) year after the date of the employee's termination of employment by reason of total and permanent disability. For purposes hereof, "total and permanent disability" shall have the meaning set forth in the Corporation's long-term disability policy.

        16.    Individual Award Limitations and Award Performance Standards

          (a)  No person who constitutes a covered employee, as defined in this paragraph 16(a), may receive in a calendar year awards which in the aggregate relate to more than 250,000 shares of Common Stock, and no covered employee may receive in a calendar year a settlement of performance units with a value in excess of $3,000,000. A "covered employee" is any employee who constitutes a covered employee with the meaning of Section 162(m) of the Code and the regulations thereunder.

          (b)  If the Committee determines that an award of restricted shares or performance units (either a "performance award") to be granted to an employee, who is designated by the Committee as likely to be a covered employee, should qualify as "performance-based compensation" for purposes of Section 162(m) of the Code, the grant, exercise and/or settlement of such performance award may be contingent upon achievement of preestablished performance goals and other terms set forth in this paragraph 16 which may nor may not be the equivalent of any performance standard to which the award is subject absent the application of this paragraph 16.

          (c)  The performance goals for performance awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee and consistent with this paragraph 16. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such performance awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such performance awards. Performance goals may differ for performance awards granted to any one covered employee or to different covered employees.

          (d)  One or more of the following business criteria for the Corporation, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of the Corporation (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for performance awards: (i) earnings per share; (ii) increase in revenues; (iii) increase in cash flow; (iv) increase in cash flow return; (v) return on net assets, return on assets, return on investment, return on capital, or return on equity; (vi) economic value added; (vii) operating margin or contribution margin; (viii) net income, pretax earnings, pretax earnings before interest, depreciation and amortization, pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items, or operating income; (ix) total shareholder return; (x) debt reduction; and (xi) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index, the Standard & Poor's Apparel and Accessories Index, or a group of comparable companies.

          (e)  The grant, exercise and/or settlement of performance awards may also be contingent upon individual performance goals established by the Committee, provided that such criteria are approved by the stockholders of the Corporation if the award is designed to constitute performance-based compensation for purposes of Section 162(m) of the Code.

          (f)    Achievement of performance goals in respect of such performance awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such performance awards, or at such other date as may be required or permitted for "performance-based compensation" under Section 162(m) of the Code.

          (g)  After the end of each performance period, the Committee shall determine the amount, if any, of the performance award payable to each covered employee. The Committee may, in its discretion if provided in an award agreement, reduce the amount of a settlement otherwise to be made in connection with a performance award, but may not exercise discretion to increase any such amount payable to a covered employee in respect of a performance award. The Committee shall specify the circumstances in which such performance awards shall be paid or forfeited in the event of termination of employment by the covered employee prior to the end of a performance period or settlement of the individual's performance awards.

          (h)  All determinations by the Committee, as to the establishment of performance goals, the amount of any potential individual performance award payments and as to the achievement of performance goals relating to performance awards, shall be made in writing. The Committee may not delegate any responsibility relating to such performance awards.

          (i)    It is the intent of the Corporation that performance awards constitute "performance-based compensation" within the meaning of Section 162(m) of the Code and regulations thereunder. Accordingly, the terms of this paragraph 16 shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given employee will be a covered employee with respect to a fiscal year that has not yet been completed, the term covered employee as used herein shall mean any person designated by the Committee, at the time of grant of performance awards, who is likely to be a covered employee with respect to that fiscal year. If any provisions of the 2003 Plan as in effect on the date of adoption or any agreements relating to performance awards do not comply or are inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provisions shall be construed or deemed amended to the extent necessary to conform to such requirements.

        17.    Adjustments upon Changes in Capitalization, etc.

        Notwithstanding any other provision of the 2003 Plan, the Committee may at any time make or provide for such adjustments to the 2003 Plan, to the number and class of shares available thereunder or to any outstanding options, rights, restricted shares or performance units as it shall deem appropriate to prevent dilution or enlargement, including adjustments in the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like. In the event of any offer to holders of Common Stock generally relating to the acquisition of their shares, the Committee may make such adjustment as it deems equitable in respect to outstanding options, rights, restricted shares and performance units, including, in the Committee's discretion, revision of outstanding options, rights, restricted shares and performance units so that they may be exercisable or redeemable for or payable in the consideration payable in the acquisition transaction. Any such determination by the Committee shall be conclusive. Any fractional shares resulting from such adjustments to options, rights, or restricted shares shall be eliminated.

        18.    Termination and Amendment

        The Board shall have the right to amend, suspend or terminate the 2003 Plan at any time; provided, however, that an amendment shall be subject to stockholder approval if such approval is required to comply with the Code, the rules of any securities exchange or market system on which securities of the Company are listed or admitted to trading at the time such amendment is adopted or any other applicable laws. The Board may delegate to the Committee all or any portion of its authority under this paragraph 18. If the 2003 Plan is terminated, the terms of the 2003 Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. In addition, except in the case of adjustments made pursuant to paragraph 17 hereof, no suspension, termination, modification or amendment of the 2003 Plan may, without the consent of the employee to whom an award shall theretofore have been granted, adversely affect the rights of such employee under such award.

        19.    Withholding Tax

          (a)  The Corporation shall have the right to deduct from all amounts paid in cash in consequence of the exercise of an option or right, or the settlement of a performance unit, under the 2003 Plan any taxes required by law to be withheld with respect to such cash payments. Where an employee or other person is entitled to receive shares of Common Stock pursuant to the exercise of an option or a right pursuant to the 2003 Plan, the Corporation shall have the right to require the employee or such other person to pay to the Corporation the amount of any taxes that the Corporation is required to withhold with respect to such shares, or, in lieu thereof, to retain, or sell without notice, a sufficient number of such shares to cover the amount required to be withheld. Upon the disposition (within the meaning of Section 424(c) of the Code) of shares of Common Stock acquired pursuant to the exercise of an incentive stock option prior to the expiration of the holding period requirements of Section 422(a)(1) of the Code, the employee shall be required to give notice to the Corporation of such disposition and the Corporation shall have the right to require the payment of the amount of any taxes that are required by law to be withheld with respect to such disposition.

          (b)  Upon termination of the Restricted Period with respect to any restricted shares (or such earlier time, if any, as an election is made by the employee under Section 83(b) of the Code, or any successor provisions thereto, to include the value of such shares in taxable income), the Corporation shall have the right to require the employee or other person receiving shares of Common Stock in respect of such restricted shares to pay to the Corporation the amount of taxes that the Corporation is required to withhold with respect to such shares of Common Stock or, in lieu thereof, to retain or sell without notice a sufficient number of shares of Common Stock held by it to cover the amount required to be withheld. The Corporation shall have the right to deduct from all dividends paid with respect to restricted shares the amount of taxes that the Corporation is required to withhold with respect to such dividend payments.

        20.    Written Agreements

        Each award of options, rights, restricted shares or performance units shall be evidenced by a written agreement, executed by the employee and the Corporation, which shall contain such restrictions, terms and conditions as the Committee may require.

        21.    Effect on Other Stock Plans

        The adoption of the 2003 Plan shall have no effect on awards made or to be made pursuant to other plans covering employees of the Corporation or its subsidiaries, or any predecessors or successors thereto.

        22.    Change in Control

          (a)  For purposes of this 2003 Plan, the phrase "Change in Control" means a change in ownership or control of the Corporation or Haggar Clothing Co. effected through any of the following means:

              (i)  a merger or consolidation of the Corporation or Haggar Clothing Co. with or into another entity, or the exchange of securities (other than a merger or consolidation) by the holders of the voting securities of the Corporation or Haggar Clothing Co. and the holders of voting securities of any other entity, in which the stockholders of the Corporation or Haggar Clothing Co. immediately before the transaction do not own 50% or more of the combined voting power of the voting securities of the surviving entity or its parent immediately after the transaction;

            (ii)  any merger in which the Corporation or Haggar Clothing Co. is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's or Haggar Clothing Co.'s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger;

            (iii)  the sale, transfer or other disposition of all or substantially all of the assets of the Corporation or Haggar Clothing Co. in complete liquidation or dissolution of the Corporation or Haggar Clothing Co.;

            (iv)  the acquisition by any "person" or "group" of "beneficial ownership" (as each such term is used in Regulation 13D promulgated under the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's or Haggar Clothing Co.'s outstanding securities pursuant to a tender or exchange offer made to the Corporation's or Haggar Clothing Co.'s stockholders the acceptance of which the Board has not recommended; or

            (v)  a change in the composition of the Board such that individuals who on the day immediately following the effective date of the 2003 Plan (the "Determination Date") constitute the members of the Board and any new director, whose election to the Board or nomination for election to the Board by the Corporation's stockholders was approved by a vote of at least a majority of the directors then in office who either were directors at the Determination Date or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board.

          (b)  Upon the occurrence of a Change in Control, with respect only to awards held by individuals who are employees or directors of the Corporation (and their permitted transferees pursuant to paragraph 11) at the occurrence of the Change in Control, (i) all outstanding rights and options shall immediately become fully vested and exercisable in full, including that portion of any right or option that pursuant to the terms and provisions of the applicable award agreement had not yet become exercisable (the total number of shares of Common Stock to which a right or an option relates is referred to herein as the "Total Shares"); (ii) the restriction period of any restricted shares shall immediately be accelerated and the restrictions shall expire; and (iii) the target payout opportunity attainable under the performance units will be deemed to have been fully earned for all Incentive Periods upon the occurrence of the Change in Control and the award holder will be paid a pro rata portion of all associated targeted payout opportunities (based on the number of complete and partial calendar months elapsed as of the occurrence of the Change in Control). Nothing in this paragraph 22(b) shall impose on a holder the obligation to exercise any award immediately before or upon the Change of Control, nor shall the holder forfeit the right to exercise the award during the remainder of the original term of the award because of a Change in Control or because the holder's employment is terminated for any reason following a Change in Control.

          (c)  The Corporation shall attempt to keep all holders informed with respect to any Change in Control to the same extent that the Corporation's stockholders are informed by the Corporation of any such event.

        23.    Headings

        Headings in this 2003 Plan are inserted for convenience only and are not to be considered in the construction of the provisions hereof.

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  Exhibit 4.5
HAGGAR CORP. 2003 LONG TERM INCENTIVE PLAN